    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 1996

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               THE DII GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                               84-1224426
       (STATE OR OTHER JURISDICTION         (I.R.S. EMPLOYER IDENTIFICATION NO.)
     OF INCORPORATION OR ORGANIZATION)


     6273 MONARCH PARK PLACE, SUITE 200                   80503
              NIWOT, COLORADO                          (ZIP CODE)
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                               THE DII GROUP, INC.
                 NON-EMPLOYEE DIRECTORS' STOCK COMPENSATION PLAN
                            (FULL TITLE OF THE PLAN)


                              CARL R. VERTUCA, JR.
                               THE DII GROUP, INC.
                       6273 MONARCH PARK PLACE, SUITE 200
                              NIWOT, COLORADO 80503
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

          TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE:
                                 (303) 652-2221



                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                  Proposed              Proposed
                                                                  Maximum               Maximum
     Title of Securities to be             Amount to be        Offering Price          Aggregate              Amount of
            Registered                      Registered          Per Share(1)       Offering Price(1)       Registration Fee
- -----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value(2)...         30,000 Shares           $29.81               $894,300               $308.38
=============================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee, based on the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market System on August 26, 1996.

(2) Including associated Series A Junior Participating Preferred Stock Purchase Rights attached thereto.

================================================================================

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-21374).

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the registrant document referred to in (a) above.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 (File No. 0-21374), as amended.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof, from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), the Restated Certificate of Incorporation of the Company eliminates the liability of the Company's directors to the Company or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

         Section 145 of the DGCL provides that a corporation may indemnify any person, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually or reasonably incurred. The Restated Bylaws of the Company provide for indemnification of the officers and directors to the fullest extent permitted by the DGCL. In addition, the Company maintains officers' and directors' liability insurance which insures against liabilities that officers and directors of the Company may incur in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by section
                       10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
                       arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                       Provided, however, that paragraph (a)(1(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the
                  Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Niwot, State of Colorado, on the 28th day of August, 1996.

                                     The DII Group, Inc.


                                     By:/s/     Carl R. Vertuca, Jr.
                                        ---------------------------------------
                                         Name:  Carl R. Vertuca, Jr.
                                         Title: Senior Vice President and Chief
                                                  Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

           SIGNATURE                        TITLE                         DATE
           ---------                        -----                         ----
/s/     Ronald R. Budacz         Chairman and Chief Executive         August 28, 1996
- -----------------------------
        Ronald R. Budacz                    Officer


/s/   Carl R. Vertuca, Jr.      Director, Senior Vice President       August 28, 1996
- -----------------------------
      Carl R. Vertuca, Jr.        and Chief Financial Officer
                                 (Principal Financial Officer)


/s/      Thomas J. Smach          Vice President-Finance and          August 28, 1996
- -----------------------------
         Thomas J. Smach                  Controller


/s/     Robert L. Brueck                   Director                   August 28, 1996
- -----------------------------
        Robert L. Brueck


/s/      Lewis E. Burns                    Director                   August 28, 1996
- -----------------------------
         Lewis E. Burns


- -----------------------------              Director                   August __, 1996
         Gary P. Kennedy


/s/      Gary L. Roubos                    Director                   August 28, 1996
- -----------------------------
         Gary L. Roubos


/s/     Gerard T. Wrixon                   Director                   August 28, 1996
- -----------------------------
   Gerard T. Wrixon, Msc. Phd.


/s/    Alexander W. Young                  Director                   August 28, 1996
- -----------------------------
       Alexander W. Young

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                          DESCRIPTION OF DOCUMENT
- ------                          -----------------------

 5               Opinion of Curtis, Mallet-Prevost, Colt & Mosle


23.1             Consent of KPMG Peat Marwick LLP


23.2             Consent of Deloitte & Touche


23.3             Consent of Curtis, Mallet-Prevost, Colt & Mosle (included in
                 Exhibit 5)